Exhibit 99.1

Aerohive Networks Announces Preliminary First Quarter 2015 Financial Results, Second Quarter 2015 Guidance

SUNNYVALE, CA — April 13, 2015 — Aerohive Networks® (NYSE: HIVE) today announced preliminary results for the first quarter of fiscal year 2015 ended March 31, 2015 as well as preliminary guidance for the second quarter of fiscal year 2015.

Aerohive expects net revenue for the first quarter to be in the range of $25 million to $26 million, which is below the Company’s previously stated guidance of $29 million to $31 million. On a GAAP basis, the Company expects gross margin to be between 66.0 percent and 66.5 percent and on a non-GAAP basis, the Company expects gross margin to be between 66.8 percent and 67.3 percent, both in line with the Company’s previously stated guidance, and cash balance at the end of the quarter to be between $92 million and $93 million.

“While our international business performed to expectations, our North America business fell well short of expectations,” stated David Flynn, President and Chief Executive Officer. “This result primarily reflects the combination of significantly lower than expected U.S. education business during the quarter, orders received late in the quarter that could not be recognized as revenue, and continued sales execution challenges that we have seen during the last few quarters. Despite this result, we remain confident in the business opportunity before us as we continue to take actions to improve execution and our results, including the hiring of our new sales leader.” In a separate announcement, Aerohive today announced the appointment of Tom Wilburn as Senior Vice President, Worldwide Sales. Wilburn most recently was Vice President of Global Enterprise Networking Sales at Cisco.

The Company also expects the first quarter net loss per share on a GAAP basis to be in the range of 37 cents to 35 cents, compared with the Company’s previously stated guidance of 33 cents to 30 cents, and net loss per share on a non-GAAP basis to be in the range of 28 cents to 26 cents, compared with the Company’s previously stated guidance of 24 cents to 21 cents.

For the second quarter of fiscal year 2015 ending June 30, 2015 Aerohive preliminarily expects net revenue in the range of $33 million to $36 million.

These preliminary, unaudited results are based on management’s initial review of operations for the quarter ended March 31, 2015 and remain subject to completion of the Company’s customary quarterly closing and review procedures. There will not be a conference call in conjunction with this press release.

The Company will release its full first quarter 2015 results after the market closes on May 6, 2015 and management will provide a complete discussion of the first quarter results on the Company’s quarterly earnings call on May 6, 2015 at 2:00 PM Pacific Time.

First Quarter 2015 Conference Call Information

Aerohive Networks will host a conference call and webcast for analysts and investors to discuss its first quarter 2015 results and outlook for its second quarter of 2015 at 2:00 pm Pacific Time, May 6, 2015. The call may be accessed by dialing 1-888-329-8893 (toll free) or 1-719-325-2491 (international)

and providing the passcode 5587582. A live audio webcast of the conference call will be accessible from the “Investor Relations” section of the Company’s website at http://ir.aerohive.com. An audio replay of the call may be accessed via dial-in at 1-888-203-1112 with the passcode 5587582 or by webcast on the Investor Relations section of Aerohive’s website at http://ir.aerohive.com.

Safe Harbor Statement

This press release contains forward-looking statements concerning the Company’s expected revenue, gross margin and net loss per share for the first quarter ended March 31, 2015. Those statements are subject to risk and uncertainties, which may result in actual first quarter revenue, gross margin and net loss per share on a GAAP and non-GAAP basis being different than current expectations. Those risks and uncertainties include the ongoing review and analysis of Aerohive’s first quarter results and adjustments that may be made during this process. The release also contains forward–looking statements concerning expected revenue for the Company’s second fiscal quarter ending June 30, 2015 and potential business opportunities available to the Company, including in connection with planned new hires. The actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of these uncertainties, risk and changes in circumstances, including, but not limited to, risks and uncertainties related to: : our ability to improve our operating and sales execution, our ability to develop and expand our sales capacity and improve the effectiveness of our channel in general and in specific regions, our ability to continue to attract, integrate, retain and train skilled personnel, especially skilled sales and R&D personnel, in general and in specific regions, our ability to develop and expand our sales capacity and improve the effectiveness of our channel, our ability to improve our operating and sales execution, general demand for wireless networking in the education vertical primarily or demand for Aerohive products in particular, unpredictable and changing market conditions, risks associated with the deployment, performance and adoption of new products and services, risks associated with our growth, competitive pressures from existing and new companies, technological change, product development delays, our inability to protect Aerohive intellectual property or to predict or limit exposure to third party claims relating to its or Aerohive’s intellectual property, and general market, political, regulatory, economic and business conditions in the United States and internationally.

Additional risks and uncertainties that could affect Aerohive’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s annual recent report on Form 10-K. Aerohive’s SEC filings are available on the Investor Relations section of the Company’s website at http://ir.aerohive.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Aerohive Networks disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures

Aerohive’s preliminary reported results for the first quarter ended March 31, 2015 include certain non-GAAP financial measures, including:

•	non-GAAP gross margin

•	non-GAAP net loss per share

All non-GAAP measures exclude estimates for stock-based compensation expenses. Non-GAAP net loss per share for the first quarter also differs from GAAP net loss per share because it excludes stock-based compensation expense of approximately $4.0 million.

The Company has included non-GAAP financial measures in this press release because they are key measures used to evaluate the business, measure performance, identify trends affecting the business, formulate financial projections and make strategic decisions. In particular, the exclusion of certain non-cash expenses in calculating these non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the Company’s core business.

Although non-GAAP financial measures are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Some of these limitations are:

•	the non-GAAP measures do not consider the dilutive impact of stock-based compensation, which is an ongoing expense for the Company;

•	other companies, including companies in this industry, may calculate these non-GAAP financial measures differently, which reduces their usefulness as a comparative measure.

Because of these limitations, you should consider non-GAAP financial measures only together with other financial performance measures, including various cash flow metrics, net loss and other GAAP results.

About Aerohive

Aerohive (NYSE:HIVE) unleashes the power of enterprise mobility. Aerohive’s technology enables organizations of all sizes to use mobility to increase productivity, engage customers, and grow their business. Deployed in over 19,000 enterprises worldwide, Aerohive’s proprietary mobility platform takes advantage of the cloud and a distributed architecture to deliver unified, intelligent, simplified and cost-effective networks. Aerohive was founded in 2006 and is headquartered in Sunnyvale, Calif. For more information, please visit www.aerohive.com, call us at 408-510-6100, follow us on Twitter @Aerohive, subscribe to our blog, join our community or become a fan on our Facebook page.

“Aerohive” is a registered trademark of Aerohive Networks, Inc. All product and company names used herein are trademarks or registered trademarks of their respective owners. All rights reserved.

Investor Relations Contact:

The Blue Shirt Group

Suzanne Schmidt or Melanie Solomon

(408) 769 - 6720

ir@aerohive.com

AEROHIVE NETWORKS, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited; in thousands, except per share amounts)

Quarter Ended March 31, 2015
Gross Profit Reconciliations:
GAAP gross profit	$16,500 - $17,300
Stock-based compensation	$200
Non-GAAP gross profit	$16,700 - $17,500
Non-GAAP gross margin	66.8% - 67.3%
Earnings Per Share Reconciliations:
Basic and diluted net loss per share on a GAAP basis	$(0.37) - $(0.35)
Stock-based compensation	0.09
Basic and diluted net loss per share on a Non-GAAP basis	$(0.28) - $(0.26)